EXHIBIT 9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form 40-F of New FSV Corporation of our report dated February 24, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of FirstService Corporation, which is incorporated by reference to the Form 40-F of FirstService Corporation that has been included in the Exhibit 3 incorporated by reference in this registration statement on Form 40-F. We also consent to the reference to us under the heading, “Interests of Experts”, which appears in the Management Information Circular included in the Exhibit 1 incorporated by reference in this registration statement on Form 40-F.

We also hereby consent to the incorporation by reference in this registration statement on Form 40-F of New FSV Corporation of our report dated March 16, 2015 relating to the carve-out combined financial statements and effectiveness of internal control over financial reporting of New FSV, which is included in the Exhibit 1 incorporated by reference in this registration statement on Form 40-F.

We also hereby consent to the incorporation by reference in this registration statement on Form 40-F of New FSV Corporation of our report dated March 16, 2015 relating to the balance sheet as at December 31, 2014, and the related statement of earnings and statement of retained earnings for the period from the October 6, 2014 (date of incorporation) to December 31, 2014 of New FSV Corporation, which is included in the Exhibit 1 incorporated by reference in this registration statement on Form 40-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
March 27, 2015